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                                                                      EXHIBIT 99



RAIT INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2004 EARNINGS

PHILADELPHIA, PA -- April 21, 2004 -- RAIT Investment Trust ("RAIT") (NYSE: RAS)



FIRST QUARTER HIGHLIGHTS
($ in millions)
                                          March 31, 2004   March 31, 2003   Increase (%)
                                          --------------   --------------   ------------
Net Income Available to Common
  Shareholders                                $ 14.0             $ 12.4          12.5%
Total Revenues                                $ 22.7             $ 20.6           9.9%
Total Assets                                  $627.3             $442.7          41.7%
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RAIT Investment Trust reported net income available to common shareholders for the three months ended March 31, 2004 of $14.0 million, or available net income per common share - diluted of $0.60 based on 23.4 million weighted average common shares diluted, as compared to net income available to common shareholders of $12.4 million, or available net income per common share -
diluted of $0.62 based on 20.1 million weighted average common shares - diluted, for the three months ended March 31, 2003.

Total revenues for the three months ended March 31, 2004 were $22.7 million as compared to $20.6 million for the three months ended March 31, 2003.

BALANCE SHEET SUMMARY

As of March 31, 2004, RAIT's total assets were $627.3 million (including $379.4 million of investments in real estate loans and $137.6 million of investments in real estate). As of December 31, 2003, RAIT's total assets were $534.6 million
(including $344.5 million of investments in real estate loans and $137.5 million of investments in real estate). As of March 31, 2004, RAIT's indebtedness secured by real estate was $120.7 million, and there was a $55.0 million aggregate balance outstanding under RAIT's secured lines of credit. As of December 31, 2003, RAIT's indebtedness secured by real estate was $131.0 million and the aggregate amount outstanding under RAIT's secured lines of credit totaled $23.9 million. RAIT's total shareholders' equity was $421.7 million at March 31, 2004 and $363.4 million at December 31, 2003. Total common shares outstanding were 23,213,318 at March 31, 2004 and 23,207,138 at December 31,
2003.

DIVIDEND SUMMARY

On April 15, 2004, RAIT paid a first quarter dividend of $0.60 per common share to shareholders of record on April 5, 2004. Including this first quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.51 per common share during each of the past twenty-three quarters. On March 31, 2004, RAIT paid a pro-rated first quarter dividend of $0.0625 per preferred share relating to RAIT's 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest to shareholders of record on March 24, 2004.

CONFERENCE CALL WEBCAST

Interested parties can access the LIVE webcast of RAIT's Quarterly Earnings
Conference Call at 11:00 AM EDT on Friday, April 23, 2004 by clicking on the
Webcast link on RAIT's homepage at www.raitinvestmenttrust.com. The webcast will be archived on the RAIT website for four weeks and can be accessed telephonically until midnight on Friday, April 30, 2004, by dialing
1-800-428-6051, access code 347914.

ABOUT RAIT INVESTMENT TRUST

RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured
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financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call
Investor Relations at 215-861-7900. If you would like to be added to RAIT's distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled "Risk Factors" and the Form 10-K for the year ended December
31, 2003. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT INVESTMENT TRUST CONTACT
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com
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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (unaudited)

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
                                                      For the three months
                                                         ended March 31,
                                                         ---------------

REVENUES                                             2004               2003
                                                     ----               ----
Interest income                                  $ 13,314,483       $ 8,540,657
Rental income                                       6,067,198         6,846,335
Fee income and other                                2,487,208           532,180
Investment income                                     831,894         2,356,871
Gain on sale of property interest                          --         2,372,220
                                                 ------------       -----------
      Total revenues                               22,700,783        20,648,263

COSTS AND EXPENSES
Interest                                            2,466,125         2,217,996
Property operating expenses                         3,030,023         3,801,344
Salaries and related benefits                       1,151,657           704,186
General and administrative                            967,515           549,744
Depreciation and amortization                         945,469           977,379
                                                 ------------       -----------
      Total costs and expenses                      8,560,789         8,250,649
                                                 ------------       -----------

Net income before minority interest                14,139,994        12,397,614
Minority interest                                     (19,476)           23,712
                                                 ------------       -----------
Net income                                       $ 14,120,518       $12,421,326

Preferred dividends                                   150,000                --
                                                 ------------       -----------
Net income available to common shareholders      $ 13,970,518       $12,421,326
                                                 ============       ===========

Available net income per common share -
basic                                            $       0.60       $      0.62

Weighted average common shares - basic             23,208,883        19,970,949
                                                 ============       ===========

Available net income per common share -
diluted                                          $       0.60       $      0.62

Weighted average common shares - diluted           23,403,391        20,110,828
                                                 ============       ===========
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